AGENCY AGREEMENT

     THIS AGREEMENT made the 1st day of April, 1989, by and between PACIFIC INVESTMENT MANAGEMENT INSTITUTIONAL TRUST, a Massachusetts business trust having its principal place of business at 840 Newport Center Drive, Suite 300, P.O. Box 9000, Newport Beach, California 92660 ("Fund"), and INVESTORS FIDUCIARY TRUST COMPANY, a state chartered trust company organized and existing under the laws of the State of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 ("IFTC"):

                                   WITNESSETH:

     `WHEREAS, Fund desires to appoint IFTC as Transfer Agent and Dividend Disbursing Agent, and IFTC desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Documents to be Filed with Appointment. In connection with the appointment of IFTC as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with IFTC the following documents:

                    A. A certified copy of the resolutions of the Board of Trustees of Fund appointing IFTC as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign certificates of shares of beneficial interest, if any, and give written instructions and requests on behalf of Fund;

                    B. A certified copy of the Declaration of Trust of Fund and all amendments thereto;

                    C.   A certified copy of the Bylaws of Fund;

                    D.   Copies  of  Registration  Statements,   and  amendments
                         thereto,   filed  with  the   Securities  and  Exchange
                         Commission.

                    E. Specimens of all forms of outstanding certificates of shares of beneficial interest, in the forms approved by the Board of Trustees of Fund, with a certificate of the Secretary of Fund, as to such approval;

                    F. Specimens of the signatures of the officers of the Fund authorized to sign certificates of shares of beneficial interest and individuals authorized to sign written instructions and requests;

                    G.   An opinion of counsel for Fund with respect to:

                        (1) Fund's organization and existence under the laws of its state of organization,

                        (2) The status of all shares of beneficial interest of Fund covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute and

                        (3) The fact that all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and non-assessable.

               2.   Certain   Representations   and  Warranties  of  IFTC,  IFTC
                    represents and warrants to Fund that:

                    A. It is a trust company duly organized and existing and in good standing under the laws of Missouri.

                    B. It is duly qualified to carry on its business in the State of Missouri.

                    C. It is empowered under applicable laws and by its Articles of Incorporation and bylaws to enter into and perform the services contemplated in this Agreement.

                    D. It is registered as a transfer agent to the extent required under the Securities Act of 1934.

                    E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

                    F.   It has and  will  continue  to have  and  maintain  the
                         necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

               3.   Certain   Representations   and  Warranties  of  Fund.  Fund
                    represents and warrants to IFTC that:

                    A. It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

                    B. It is an open-end management investment company registered under the Investment Company Act of 1940, as amended, which consists of eight separate portfolios:
                         Total Return Portfolio, Long Duration Portfolio, Low Duration Portfolio, Mortgage Plus Portfolio, International Portfolio, Short-Term Portfolio, Market Mirror Stock Portfolio, and Growth Stock Portfolio (the "Portfolios").

                    C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale.

                    D. All requisite steps have been or will be taken to register Fund's shares for sale in all applicable states.

                    E. Fund is empowered under applicable laws and by its Declaration-of Trust and bylaws to enter into and perform this Agreement.

               4.   Scope of Appointment.

                    A. Subject: to the conditions set forth in this Agreement, Fund hereby employs and appoints IFTC as Transfer Agent and Dividend Disbursing Agent effective the lst day of April, 1989.

                    B. IFTC hereby accepts such employment and appointment and agrees that it will act as Fund's Transfer Agent and Dividend Disbursing Agent. IFTC agrees that it will also act as agent in connection with Fund's exchange privilege, special open-accounts or similar plans for shareholders, if any.

                    C. IFTC agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.

                    D.   Fund agrees to use its best  efforts to deliver to IFTC
                         in  Kansas  City,   Missouri,   as  soon  as  they  are
                         available, all of its shareholder account records.

                    E. Subject to the provisions of Sections 19. and 20. hereof, IFTC agrees that it will perform all of the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as Agent for the various shareholder accounts, including, without limitation, the following: issuing, transferring and canceling certificates of shares of beneficial interest, if any, maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding taxes on non-resident alien and foreign corporation accounts, for pension and deferred income, backup withholding or other instances agreed upon by the parties, preparing and mailing checks for disbursement of income dividends and capital gains distributions, preparing and filing U.S. Treasury Department Form 1099 for all shareholders, preparing and mailing confirmation forms to shareholders and dealers with respect to all purchases and redemptions of Fund shares and other transactions in shareholder accounts for which confirmations are required, recording reinvestments of dividends and distributions in Fund shares, and cooperating with broker-dealers and financial intermediaries who represent shareholders of the Fund.

               5.       Limit of Authority

                        Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Fund, the appointment of IFTC as Transfer Agent will be construed to cover the full amount of the shares of beneficial interest for which IFTC is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

                    In   case of such increase Fund will file with IFTC:

                    A. If the appointment of IFTC was theretofore expressly limited, a certified copy of a resolution of the Board of Trustees of Fund increasing the authority of IFTC;

                    B. A certified copy of the amendment to the Declaration of Trust of Fund authorizing the issuance of additional shares of beneficial interest;

                    C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of additional shares of beneficial. interest, and an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;

                    D.   Opinion of counsel for Fund stating:

                           (1)      The  status  of  the  additional  shares  of
                                    beneficial   interest   of  Fund  under  the
                                    Securities Act of 1933, as amended, and any other applicable federal or state statute; and

                           (2) That the additional shares are, or when issued will be, validly issued, fully paid and non-assessable.

               6.       Compensation and Expenses

                    A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, Fund will pay to IFTC from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable out-of-pocket expenses, charges, counsel fees, and other disbursements incurred in connection with the agency. Such compensation is set forth in a separate schedule to be agreed to by Fund and IFTC, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

                    B. Fund agrees to promptly reimburse IFTC, upon receipt of a statement itemized to the extent itemization is available to IFTC, for all reasonable out-of-pocket expenses or advances incurred by IFTC in connection with the performance of services under this Agreement, for postage (and first class mail insurance in connection with mailing share certificates), envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used each year to record the previous year's transactions in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes by outside firms.

               7.       Efficient 0peration of IFTC System.

                    A. In connection with the performance of its services under this Agreement, IFRC is responsible for such items as:

                              (1) The accuracy of entries in IFTC's records reflecting orders and instructions received by IFTC from dealers, shareholders, Fund or its principal underwriter;

                              (2) The timely posting of purchase and redemption orders except when a delay in posting is caused by factors beyond IFTC's control;

                              (3) The availability and the accuracy of shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data;

                              (4)       The  accurate  and  timely  issuance  of
                                        dividend  and  distribution   checks  in
                                        accordance with instructions received from Fund;

                              (5) The accuracy of redemption transactions and payments in accordance with redemption instructions received from dealers, shareholders or Fund;

                              (6) The deposit daily in Fund's appropriate special bank account of all checks and payments received from dealers or shareholders for investment in shares;

                              (7) The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the legality of transfers, redemptions and other shareholder account transactions, all in conformance with IFTC's present procedures with such changes as may be required or approved by Fund; and

                              (8) The maintenance of a current duplicate set of Fund's essential records at a
                                        secure  distant  location,   in  a  form
                                        available  and usable  forthwith  in the
                                        event  of  any   breakdown  or  disaster
                                        disrupting its main operation.

               8.       Indemnification.

                        A. IFTC will not be responsible for, and Fund will hold harmless and indemnify IFTC from and against any loss by or liability to the Fund or a third party, including attorney's fees, in connection with any claim or suit asserting any such liability arising out of or attributable to actions taken or omitted by IFTC pursuant to this Agreement, unless IFTC has acted negligently or in bad faith. The matters covered by this indemnification include but are not limited to those of Section 14 hereof.

                                Fund will be responsible for, and will have the right to conduct or control the defense of any litigation asserting liability against which IFTC is indemnified hereunder. IFTC will not be under any obligation to prosecute or defend any action or suit in respect of the agency relationship hereunder, which, in its opinion, may involve it in expense or liability, unless Fund will, as often as requested, furnish IFTC with reasonable, satisfactory security and indemnity against such expense or liability.

                        B. IFTC will hold harmless and indemnify Fund from and against any loss or liability to IFTC or a third party, including attorneys' fees, in connection with any claim or suit asserting any such liability arising out of IFTC's failure to comply with the terms of this Agreement or out of IFTC's negligence, willful misconduct, or bad faith.

               9.       Certain Covenants of IFTC and Fund.

                        A. All requisite steps will be taken by Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which Fund's shares shall at the time be offered for sale and require registration. If at any time Fund will-receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares, or of any stop order or other proceeding under the Federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice thereof to IFTC.

                        B. IFTC hereby agrees to perform such transfer agency functions as are set forth in Section 4.E. above and establish and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of share certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry insurance as specified in Exhibit B which will not be lowered without notice to Fund.

                        C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, IF7C agrees that all records maintained by IFTC relating to the services to be performed by IFTC under this Agreement are the property of Fund and will be preserved and will be surrendered promptly to Fund on request.

                        D. IFTC agrees to furnish Fund semi-annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information reasonably requested by Fund. The annual financial statements will be certified by IFTC's certified public accountants.

                        E. IFTC represents and agrees that it will use its best efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its best efforts to continue to modernize and improve its system without additional cost to Fund.

                        F. IFTC will permit Fund and its authorized representatives to make periodic inspections of its operations at reasonable times during business hours.

               10.      Recapitalization or Readjustment

                                In case of any recapitalization, readjustment or other change in the capital structure of Fund or any portfolio thereof requiring a change in the form of share certificates, IFTC will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

                        A.      Written instructions from an officer of Fund;

                        B.      Certified   copy   of  the   amendment   to  the
                                Declaration of Trust or other document effecting the change;

                        C. Certified copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the shares in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

                        D. Specimens of the new certificates in the form approved by the Board of Trustees of Fund, with a certificate of the Secretary of Fund as to such approval;

                        E.      Opinion of counsel for Fund stating:

                                (1) The status of the shares of beneficial interest of Fund in the new form under the Securities Act of 1933, as amended and any other applicable federal or state statute; and

                                (2) That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and non-assessable.

               11.      Share Certificates

                        Fund will furnish IFTC with a sufficient supply of blank certificates of shares of beneficial interest and from time to time will renew such supply upon the request of IFRC. Such certificates will be signed manually or by facsimile signatures of the officers of Fund authorized by law and by bylaws to sign share certificates, and if required, will bear the Fund's seal or facsimile thereof.

                12. Death, Resignation or Removal of Signing Officer Fund will file promptly with IFTC written notice of any change in the officers authorized to sign share certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of Fund who will have signed manually or whose facsimile signature will have been affixed to blank share certificates will die, resign, or be removed prior to the issuance of such certificates, IFTC may issue or register such share certificates as the share certificates of Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Fund in writing. In the absence of such direction, Fund will file promptly with IFTC such approval, adoption, or ratification as may be required by law.

                13.     Future Amendments of Declaration of Trust and Bylaws

                        Fund will promptly file with IFTC copies of all material amendments to its Declaration of Trust or bylaws made after the date of this Agreement.

                14. Instructions, Opinion of Counsel and Signatures At any time IFTC may apply to any officer of the Fund or any person authorized by the Fund to give instructions to IFTC for instructions, and may with the approval of a Fund officer consult with legal counsel for Fund at the expense of the Fund, or its own legal counsel at its own expense, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. IFTC will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of `any person, until receipt of written notice thereof from Fund. It will also be protected in recognizing share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a Co-Transfer Agent or Co-Registrar.

                15.     Papers Subject to Approval of Counsel

                        The acceptance by IFTC of its appointment as Transfer Agent and Dividend Disbursing Agent and all documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of legal counsel for IFTC (which approval will be not unreasonably withheld).

                16. Certification of Documents The required copy of the Declaration of Trust of Fund and copies of all amendments thereto will be certified by the Secretary (or other appropriate official) of the Commonwealth of Massachusetts,,. and if such Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to IFTC. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the shares will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Trustees of Fund, will be certified by the Secretary or an Assistant Secretary of Fund under the Fund's seal.

                17.     Records

                        IFTC will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to sub-paragraph (2)
                        (iv) of paragraph (b) of Rule 3la-1 under the Investment Company Act of 1940, if any.

                18.     Disposition of Books, Records and Cancelled Certificates

                        IFTC will send periodically to Fund, or to where designated by the Secretary or an Assistant Secretary of Fund, all books, documents, and all records no longer deemed needed for current purposes and share certificates which have been cancelled in transfer or in exchange, upon the understanding that such books, documents, records, and share certificates will not be destroyed by Fund without the consent of IFTC (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

                19.     Provisions Relating to IFTC as Transfer Agent

                A. IFTC will make original issues of share certificates upon written request of an officer of Fund and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, an opinion of counsel as outlined in paragraphs l.D. and
                        G. of this Agreement, any documents required by paragraphs 5. or 10. of this Agreement, and necessary funds for the payment of any original issue tax.

                B. Before making any original issue of certificates Fund will furnish IFTC with sufficient funds to pay all required taxes on the original issue of shares of beneficial interest, --if any. Fund will furnish IFTC such evidence as may be required by IFTC to show the actual value of the shares. If no taxes are payable IFTC will be furnished with an opinion of outside counsel to that effect.

                C. Shares of beneficial interest will be transferred and new certificates issued in transfer, or shares of beneficial interest accepted for redemption and funds remitted therefor, upon surrender of the old certificates in form deemed by IFTC properly endorsed for transfer or redemption accompanied by such documents as IFTC may deem necessary to evidence that authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable transfer taxes. IFTC reserves the right to
                        refuse  to  transfer  or  redeem   shares  until  it  is
                        satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature by a firm having membership in the New York Stock Exchange, Midwest Stock Exchange, American Stock Exchange Securities Corporation, Pacific Coast Stock Exchange, or any other exchange acceptable to IFTC or by a bank or trust company approved by it. IFTC also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. IFTC may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and Fund in not requiring complete fiduciary documentation. In cases in which IFTC is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, IFTC will not be liable for any loss which may arise by reason of not having such records, provided that such loss could not have been prevented by the exercise of ordinary diligence. IFTC will be under no duty to use a greater degree of diligence by reason of not having such records.

                D. When mail is used for delivery of share certificates IFTC will forward share certificates in "nonnegotiable" form by first class or registered mail and share certificates in `negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by IFTC.

                E. IFTC will issue and mail subscription warrants, certificates representing dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of Fund and such other documents as IFTC deems necessary.

                F. IFTC will issue, transfer, and split up certificates and will issue certificates representing full shares of beneficial interest upon surrender of scrip certificates aggregating one full share or more when presented to IFTC for that purpose upon receiving written instructions from an officer of Fund and such other documents as IFTC may deem necessary.

                G. IFTC may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from Fund and indemnity satisfactory to IFTC and Fund, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from Fund will be in such form as will be approved by the Board of Trustees of Fund and will be in accordance with the provisions of law and the bylaws of Fund governing such matter.

                H. IFTC will supply a shareholder's list to Fund for its shareholders' meetings, if any, upon receiving a request from an officer of Fund. It will also supply lists at such other times as may be requested by an officer of Fund.

                I.      Upon  receipt of written  instructions  of an officer of
                        Fund,   IFTC   will   address   and  mail   notices   to
                        shareholders.

                J. In case of any request or demand for the inspection of the shareholder records of Fund or any other books in the possession of IFTC, IFTC will endeavor to notify Fund promptly and endeavor to secure instructions as to permitting or refusing such inspection. IFTC reserves the right, however, to exhibit the shareholder records or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the shareholder records or other books -to such person.

           20.  Provisions Relating to Dividend Disbursing Agency

                A. IFTC will, at the expense of Fund, provide a special form of check containing the imprint of any device or other matter desired by Fund. Said checks must, however, be of a form and size convenient for use by IFTC.

                B. If Fund desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished IFTC within a reasonable time prior to the date of mailing of the dividend checks, at the. expense of Fund.

                C. If Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to IFTC but the size and form of said envelopes will be subject to the approval of IFTC. If stamped envelopes are used, they must be furnished by Fund; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Fund.

                D. IFTC will maintain one or more deposit accounts as Agent for Fund, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.

                E. IFTC is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

            21. Termination of Agreement.

                A. This Agreement may be terminated by either party upon receipt of sixty (60) days written notice from the other party.

                B.      Fund,  in  addition  to any other  rights and  remedies,
                        shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events:

                        (1) Any interruption or cessation of operations by IFTC--or its assigns which materially interferes with the business operation of Fund;

                        (2) The bankruptcy of IFTC or its assigns or the appointment of a receiver for IFTC or its assigns;

                        (3)     Any   merger,    consolidation    or   sale   of
                                substantially all the assets of IFTC or its assigns;

                        (4) The acquisition of a controlling interest in IFTC or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist; or

                        (5) Failure by IFTC or its assigns , to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of Fund and which failure continues for thirty (30) days after receipt of written notice from Fund.

                C. In the event of termination, Fund will promptly pay IFTC all amounts due to IFTC hereunder.

                D.      Sections 8 and 9.C. will survive termination.

                E. In the event of termination, IFTC will use its best efforts to transfer the books and records of the Fund to the sucessor transfer agent and to provide other information relating to its services provided hereunder for reasonable compensation therefore.

           22.  Assignment.

                A. Neither this Agreement nor any rights or obligations hereunder may be assigned by IFTC without the written consent of Fund; provided, however, no assignment will relieve IFTC of any of its obligations hereunder.

                B. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

            23. Confidentiality.

                A.      IFTC  agrees  that,  except  as  provided  in  the  last
                        sentence of Section 19.J hereof, or as otherwise required by law, IFTC will keep confidential all records of and information in its possession relating to Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of Fund.

                B. Fund agrees that, subject to Section 21.C. and except as otherwise required by law, Fund will keep confidential all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with IFTC) and all manuals, systems and other technical information and data, not publicly disclosed, relating to IFTC's operations and programs furnished to it by IFTC pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of IFTC.

            24. Survival of Representations and Warranties.

                A. All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.

            25. Miscellaneous.

                A. This Agreement is executed and delivered in the State of New York and shall be governed by the laws of said state.

                B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

                C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

                D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                E. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                F. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law. or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

                G. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of Fund by the undersigned officer of Fund in his capacity as an officer of Fund. The obligations of this Agreement shall only be binding upon the assets and property of Fund and shall not be binding upon any Trustee, officer or shareholder of Fund individually.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.



                       INVESTORS FIDUCIARY TRUST COMPANY

                       By:__________________________
                          Larry W. Rinne, President



ATTEST:



_______________________________________
Cheryl J. Naegler, Assistant Secretary



                       PACIFIC INVESTMENT MANAGEMENT INSTITUTIONAL TRUST


                       By:__________________________________________________
                       William F. Podlich, III, President




ATTEST:



___________________________
R. Wesley Burns, Secretary